EXHIBIT 5.1

                          [KIRKLAND & ELLIS LETTERHEAD]

                                       October 29, 1996

SRI Receivables Purchase Co., Inc.
10201 South Main Street
Houston, Texas  77025

               Re:    12.5% SERIES B NOTES

Ladies and Gentlemen:

               We have acted as special counsel to SRI Receivables Purchase Co., Inc., a Delaware Corporation (the "Company"), in connection with the proposed registration under the Securities Act of 1933, as amended (the "Securities Act"), of $30,000,000 principal amount of 12.5% Trust Certificate-Backed Notes (the "New Notes") for the purpose of effecting an exchange offer (the "Exchange Offer"), as described in the Registration Statement on Form S-4 (Registration No. 333- 10843) (including all amendments and supplements thereto, the "Registration Statement"), for the Company's 12.5% Series B Notes (the "Old Notes").

               In connection therewith, we have examined and relied upon the original, or copies certified or otherwise identified to our satisfaction, of:
(i) the Certificate of Incorporation and Bylaws of the Company; (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the New Notes; (iii) the Registration Statement and exhibits thereto; (iv) the Indenture entered into as of May 30, 1996 among the Company, Specialty Retailers, Inc. and Bankers Trust Company (the "Trustee") relating to the Old Notes (the "Original Indenture") and the form of Indenture to be entered into among the Company, Specialty Retailers, Inc. and the Trustee relating to the New Notes (the "New Indenture" and, together with the Original Indenture, the "Indentures"); and (v) such other documents, corporate records and other instruments as we have deemed necessary for the expression of the opinions contained herein.

               For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. We have also

SRI Receivables Purchase Co., Inc.
October 29, 1996
Page 2


assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

               Based on the foregoing, we are of the opinion that:

               (1) The Company is a corporation validly existing under the laws of the State of Delaware.

               (2) The sale and issuance of the New Notes has been validly authorized by the Company.

               (3) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Indenture shall have been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (iii) the Old Notes shall have been validly tendered to the Company and (iv) the New Notes shall have been issued in the form and containing the terms described in the Registration Statement, the Indentures, the resolutions of the Company's Board of Directors authorizing the foregoing and any legally required consents, approvals, authorizations and other order of the Securities and Exchange Commission and any other regulatory authorities to be obtained, the New Notes when issued pursuant to the Exchange Offer will be legally issued, fully paid and nonassessable and will constitute binding obligations of the Company.

               Our opinions as herein expressed are subject to the following qualifications:

               (a) our opinions are subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or transfer or other laws of general applicability relating to or affecting the enforcement of creditors' rights from time to time in effect and to general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity);

               (b) provisions in the Indentures and the New Notes deemed to impose the payment of interest on interest may be unenforceable, void or voidable under applicable law;

SRI Receivables Purchase Co., Inc.
October 29, 1996
Page 3

               (c) requirements in the Indentures and the New Notes specifying that the provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral or implied agreement by trade practice or course of conduct has been created modifying any provision of such documents;

               (d) we express no opinion as to the enforceability of the indemnification provisions of the Indentures and the New Notes insofar as said provisions might require indemnification with respect to any litigation against the Company determined adversely to the Trustee, or any loss, cost or expense arising out of the Trustee's gross negligence or willful misconduct or any violation by such trustee of statutory duties, general principles of equity or public policy; and

               (e) we express no opinion with respect to indemnification or contribution obligations which contravene public policy, including, without limitation, indemnification or contribution obligations which arise out of failure to comply with applicable state or federal securities law.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption titled "Legal Matters" in the Prospectus which is part of the Registration Statement.

               We do not find it necessary for purposes of this opinion, and accordingly do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to issuance of the New Notes.

               We express no opinions as to matters under or involving any laws other than the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

               This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.


                                Yours very truly,

                                /s/ Kirkland & Ellis

                                    Kirkland & Ellis